UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2011 (June 17, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

(Address of principal executive offices, including zip code)

(610) 558-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2011, Endo Pharmaceuticals Holdings Inc. (“Endo” or the “Company”) established a $1.5 billion, five-year senior secured term loan facility (the “Term A Loan Facility”), a $700 million, seven-year senior secured term loan facility (the “Term B Loan Facility”) and a $500 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility”), and together with the Term A Loan Facility, the Term B Loan Facility and the Revolving Credit Facility make up the “Credit Facility”, the terms of which are set forth in a Credit Agreement dated as of June 17, 2011 (the “Credit Agreement”) among the Company, the lenders named therein, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and Bank of America, N.A. as syndication agent.

The Credit Facility will be available for letters of credit, working capital and general corporate purposes (including partially financing the AMS Acquisition (as defined in the Credit Agreement)). The Credit Agreement provides that with respect to the Credit Facility up to $50 million of U.S. dollar equivalent is available for letters of credit and up to $50 million is available for swing line loans (the “Swing Line Loans”) on same-day notice. The Credit Agreement also permits up to $500 million of additional revolving or term loan commitments from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent) without the need for consent from any of the existing lenders under the Credit Facility.

The obligations of the Company under the Credit Facility are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates. The Credit Agreement also requires the Company to maintain a maximum leverage ratio and minimum interest coverage ratio.

As set forth in the Credit Agreement, borrowings under the Credit Facility will bear interest at an amount equal to a rate calculated based on the type of borrowing and the Company’s Leverage Ratio (as defined in the Credit Agreement) from time to time. For example, for Term A Loans and revolving loans (other than Swing Line Loans), the Company may elect to pay interest based on an adjusted LIBOR rate plus between 1.75% and 2.50% or an Alternate Base Rate (as defined in the Credit Agreement) plus between 0.75% and 1.50%. For Term B Loans, the Company may elect to pay interest based on an adjusted LIBOR rate plus 3.00% or an Alternate Base Rate plus 2.00%. The Company will also pay a commitment fee of between 37.5 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company’s Leverage Ratio from time to time.

At any time when the Company is in default on the payment of any amount of principal owing under the Credit Facility, such amount will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Overdue interest, fees and other amounts owing under the Credit Facility will bear interest at a rate per annum equal to the rate applicable to the Alternate Base Rate loans plus an additional 2.0%.

As of the date of this filing, the Company has not drawn any amounts under the Revolving Credit Facility.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the establishment of the Credit Agreement as set forth in Item 1.01 above, the Company (i) terminated, and cancelled all indebtedness under, that certain Credit Agreement dated as of November 30, 2010 (the “Old Credit Agreement”) among Endo, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Royal Bank of Canada as syndication agent, Barclays Capital as documentation agent, and J.P. Morgan Securities LLC and RBC Capital Markets as joint bookrunners and joint lead arrangers, and (ii) terminated, and was released from, all liens under the Old Credit Agreement, including with respect to that certain Pledge and Security Agreement dated as of November 30, 2010 (the “Old Pledge Agreement”) by and among Endo, the other grantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent. A description of the terms and conditions of the Old Credit Agreement and the Old Pledge Agreement appears in Endo’s Current Report on Form 8-K filed December 2, 2010 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 17, 2011, the Company completed the merger of NIKA Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”) with and into American Medical Systems Holdings, Inc. (“AMS”), with AMS surviving the Merger as an indirect wholly owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger, dated as of April 10, 2011, by and among the Company, Merger Sub and AMS (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will acquire each share of AMS common stock, with par value $0.01, for a purchase price of $30.00 per share in cash, without interest (the “Merger Consideration”). The completion of the Merger was subject to customary closing conditions, including the approval of AMS’ stockholders and the absence of any material adverse effect on AMS’ business.

Pursuant to the Merger Agreement, the Company paid $2.9 billion in cash to acquire AMS, which includes the assumption and repayment of an aggregate principal amount of AMS debt totaling $312 million. The Company has deposited with Wells Fargo Shareowner Services (the “Paying Agent”) the Merger Consideration. Each holder of shares of AMS common stock immediately prior to the merger (other than holders who properly exercise their appraisal rights), upon surrender thereof to the Paying Agent, together with a properly completed letter of transmittal, is entitled to receive the Merger Consideration, less any withholding tax.

The foregoing description of the Agreement is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 14, 2011 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

If and to the extent required, the financial statements provided for by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

If and to the extent required, the pro forma financial statements provided for by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Facility, among Endo Pharmaceuticals Holdings Inc., the lenders named therein, Morgan Stanley Senior Funding, Inc. and Bank of America, N.A., dated as of June 17, 2011.

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: June 20, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Facility, among Endo Pharmaceuticals Holdings Inc., the lenders named therein, Morgan Stanley Senior Funding, Inc. and Bank of America, N.A., dated as of June 17, 2011.

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated June 20, 2011.